EXHIBIT 99.1

KIDZ AI Announces Expansion of Existing Share Repurchase Program by 50% to $3.0 Million

NEW YORK, NY / ACCESS Newswire / July 28, 2026 — KIDZ AI Inc. (NASDAQ: KIDZ) (NASDAQ: KIDZW) (“KIDZ AI” or the “Company”), an education technology company advancing AI infrastructure and GPU compute initiatives alongside its core EdTech operations, today announced that its Board of Directors has authorized an increase of the Company’s existing share repurchase program (the “Share Repurchase Program”) by 50% from $2.0 million to up to $3.0 million. The increase in the Share Repurchase Progam follows the open letter to shareholders by Chief Executive Officer Stephanie Luo and the positive market response to such letter.

As previously announced, the Share Repurchase Program is designed to enhance shareholder value and reflect the Board’s confidence in the Company’s long-term growth. Although the Company intends to continue repurchasing shares under the Share Repurchase Program, no assurance can be given that the Company will repurchase any additional shares or that repurchases will occur at any particular pace.

The Company may repurchase shares via open market purchases, block trades, or other means in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and volume will remain at the discretion of management, based on market conditions, share price, and liquidity needs.

The program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, or terminated at any time based on corporate considerations.

About KIDZ AI Inc.

KIDZ AI Inc. (NASDAQ: KIDZ) (NASDAQ: KIDZW) is an education technology company advancing AI infrastructure and GPU compute initiatives alongside its core EdTech operations, building capacity to serve enterprise and AI-native customers.

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Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on KIDZ AI’s current beliefs, expectations and assumptions regarding the future of KIDZ AI’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of KIDZ AI’s control including, but not limited to: KIDZ AI’s ability to execute its business model, including obtaining market acceptance of its products and services; KIDZ AI’s ability to obtain the GPUs necessary to perform its obligations under the recently announced definitive agreement with Canopy Wave and achieve its goals and expected results; KIDZ AI’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; KIDZ AI’s ability to maintain the listing of its securities on Nasdaq; changes in KIDZ AI’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; KIDZ AI’s ability to attract and retain a large number of customers; KIDZ AI’s future capital requirements and sources and uses of cash; KIDZ AI’s ability to attract and retain key personnel; KIDZ AI’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; the possibility that KIDZ AI may be adversely affected by other economic, business, and/or competitive factors; the risk that the price of any crypto asset, many of which have historically been subject to dramatic price fluctuations and are highly volatile, could fall substantially negatively impacting KIDZ AI’s financial condition and results of operations; regulatory changes related to crypto assets; and fluctuations in the price of crypto assets. These risks and uncertainties also include those risks and uncertainties indicated in KIDZ AI’s filings with the SEC. KIDZ AI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by KIDZ AI in this press release is based only on information currently available to KIDZ AI and speaks only as of the date on which it is made. KIDZ AI undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

KIDZ AI Inc.

ir@kidzai.com

800-345-9588

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